SUBSIDIARIES OF THE REGISTRANT AS OF DECEMBER 31, 1999
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                    AVID INTERNET MEDIA GROUP, INC. (Delaware)

                    AVID TECHNOLOGY WORLDWIDE, INC. (Delaware)

              AVID TECHNOLOGY SECURITIES CORPORATION (Massachusetts)

                      AVID TECHNOLOGY FSC LIMITED (Barbados)

                     AVID TECHNOLOGY EUROPE LIMITED (England)

                       AVID TECHNOLOGY IBERIA LTD (England)

                         AVID TECHNOLOGY S.A.R.L. (France)

                       AVID TECHNOLOGY G.m.b.H. (Germany)

                      AVID TECHNOLOGY SALES LIMITED (Ireland)

                          AVID TECHNOLOGY S.R.L. (Italy)

                    AVID TECHNOLOGY HOLDING B.V. (Netherlands)

                 AVID TECHNOLOGY INTERNATIONAL B.V. (Netherlands)

                              AVID JAPAN K.K. (Japan)

                  AVID TECHNOLOGY (S.E. ASIA) PTE LTD (Singapore)

                  AVID TECHNOLOGY (AUSTRALIA) PTY LTD (Australia)

                        AVID NORTH ASIA LIMITED (Hong Kong)

                             SOFTIMAGE CO. (Canada)